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                                                       Exhibit 10(n)




                                   GHS, INC.
                        1999 EMPLOYEE STOCK OPTION PLAN





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                               TABLE OF CONTENTS

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ARTICLE 1. INTRODUCTION.................................................................           1

ARTICLE 2. ADMINISTRATION...............................................................           1
                 2.1  Committee Composition.............................................           1
                 2.2  Committee Responsibilities........................................           1

ARTICLE 3. SHARES AVAILABLE FOR GRANTS..................................................           1
                 3.1  Basic Limitation..................................................           1
                 3.2  Additional Shares.................................................           1

ARTICLE 4. ELIGIBILITY..................................................................           2
                 4.1  General Rule......................................................           2
                 4.2  Limits on Options.................................................           2

ARTICLE 5. OPTIONS......................................................................           2
                 5.1  Stock Option Agreement............................................           2
                 5.2  Number of Shares..................................................           2
                 5.3  Exercise Price....................................................           2
                 5.4  Exercisability and Term...........................................           2
                 5.5  Effect of Change in Control.......................................           2
                 5.6  Modification or Assumption of Options.............................           3

ARTICLE 6. PAYMENT FOR OPTION SHARES....................................................           3
                 6.1  General Rule......................................................           3
                 6.2  Surrender of Stock................................................           3
                 6.3  Exercise/Sale.....................................................           3
                 6.4  Exercise/Pledge...................................................           3
                 6.5  Promissory Note...................................................           3
                 6.6  Other Forms of Payment............................................           3

ARTICLE 7. PROTECTION AGAINST DILUTION..................................................           3
                 7.1  Adjustments.......................................................           3
                 7.2  Reorganizations...................................................           3

ARTICLE 8. LIMITATION ON RIGHTS.........................................................           4
                 8.1  Retention Rights..................................................           4
                 8.2  Stockholders' Rights..............................................           4
                 8.3  Regulatory Requirements...........................................           4
                 8.4  Market Stand-Off..................................................           4

ARTICLE 9. LIMITATION ON PAYMENTS.......................................................           4
                 9.1  General Rule......................................................           4
                 9.2  Reduction of Payments.............................................           4
                 9.3  Overpayments and Underpayments....................................           5
                 9.4  Related Corporations..............................................           5

ARTICLE 10. WITHHOLDING TAXES...........................................................           5
                10.1  General Rule......................................................           5
                10.2  Share Withholding.................................................           5

ARTICLE 11. ASSIGNMENT OR TRANSFER OF OPTIONS...........................................           5
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ARTICLE 12. FUTURE OF THE PLAN..........................................................           6
                12.1  Term of the Plan..................................................           6
                12.2  Amendment or Termination..........................................           6

ARTICLE 13. DEFINITIONS.................................................................           6
                13.1  "Affiliate".......................................................           6
                13.2  "Board"...........................................................           6
                13.3  "Cause"...........................................................           6
                13.4  "Change in Control"...............................................           6
                13.5  "Code"............................................................           7
                13.6  "Committee".......................................................           7
                13.7  "Common Share"....................................................           7
                13.8  "Company".........................................................           7
                13.9  "Disability"......................................................           7
               13.10  "Exchange Act"....................................................           7
               13.11  "Exercise Price"..................................................           7
               13.12  "Fair Market Value"...............................................           7
               13.13  "ISO".............................................................           8
               13.14  "Key Employee"....................................................           8
               13.15  "NSO".............................................................           8
               13.16  "Option"..........................................................           8
               13.17  "Optionee"........................................................           8
               13.18  "Parent"..........................................................           8
               13.19  "Plan"............................................................           8
               13.20  "Stock Option Agreement"..........................................           8
               13.21  "Subsidiary"......................................................           8
               13.22  "Ten Percent Stockholder".........................................           8

ARTICLE 14. EXECUTION...................................................................           8
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                                   GHS, INC.
                        1999 EMPLOYEE STOCK OPTION PLAN

ARTICLE 1. INTRODUCTION

    The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking the interests of Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Options which may constitute incentive stock options or nonstatutory stock options.

    The Plan shall be governed by, and construed in accordance with, the laws of the State of New York (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee which shall consist of two or more directors of the Company. The Committee shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Options to persons who are officers or directors of the Company subject to Section 16 of the Exchange Act. The Board may also appoint one or more separate committees of the Board, who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company subject to Section 16 of the Exchange Act, may grant Options under the Plan to such Key Employees and may determine all terms of such Options. If no Committee has been appointed, the Board shall administer the Plan, and, during any such period, references to the Committee shall be references to the Board.

    2.2  COMMITTEE RESPONSIBILITIES.  The Committee shall:

        (a) Select the Key Employees who are to receive Options under the Plan;

        (b) Determine the type (ISO or NSO), number, vesting requirements and other features and conditions of such Options;

        (c) Interpret the Plan; and

        (d) Make all other decisions relating to the operation of the Plan.

    The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

    3.1 BASIC LIMITATION. Common Shares reserved for issuance under the Plan shall be authorized but unissued Common Shares and Common Shares reacquired by the Company in the open market. The aggregate number of Common Shares reserved for Options awards shall be 2,287,500. The number of Common Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Common Shares that remain available for issuance under the Plan.

    3.2 ADDITIONAL SHARES. The Common Shares covered by any Options or portion of Options that are forfeited, lapse or terminate for any reason before being exercised shall again become available for awards under the Plan. The number of Common Shares available for the grant of Options pursuant to this Article 3 shall be subject to adjustment pursuant to Article 7.
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ARTICLE 4. ELIGIBILITY.

    4.1 GENERAL RULE. Only Key Employees shall be eligible for designation as Optionees by the Committee.

    4.2 LIMITS ON OPTIONS. No Key Employee shall receive Options to purchase Common Shares during any fiscal year covering in excess of 500,000 Common Shares; provided, however, a newly hired Key Employee may receive Options to purchase up to 1,300,000 Common Shares during the portion of the fiscal year remaining after his or her date of hire.

ARTICLE 5. OPTIONS.

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including but not limited to rights of repurchase and rights of first refusal. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The Exercise Price of an ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that is fixed or varies in accordance with a predetermined formula while the NSO is outstanding, provided that the Exercise Price per share shall not be less than the par value of the Common Share.

    5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (5 years in the case of an ISO granted to a Ten Percent Stockholder). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service with or without Cause. The Optionee's service is service for the Company, its Parent or a Subsidiary, and the Stock Option Agreement may provide for service with an Affiliate to continue to be treated as service for purposes of exercisability of the Option.

    5.5 EFFECT OF CHANGE IN CONTROL. In the event that a Change in Control occurs with respect to the Company, then simultaneously with the date of consummation of such Change of Control, (A) if an Optionee has continuously been a Key Employee of Company during the Requisite Service Period (as defined below), the number of Shares that vest and become exercisable with respect to the Option shall accelerate as to the lesser of (i) 25% of the Shares originally covered by the Option or (ii) the remaining unvested Shares covered by the Option and (B) unless accelerated pursuant to clause (A) above, the remaining unvested Options, if any, shall continue to vest as set forth in the Option Agreement. "Requisite Service Period" means the one-year period ending the date immediately preceding the date that a Change in Control is consummated.

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    5.6  MODIFICATION OR ASSUMPTION OF OPTIONS.  Within the limitations of the
Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

    6.1 GENERAL RULE. The entire Exercise Price for the Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents acceptable to the Company at the time when such Common Shares are purchased, except as otherwise provided below.

    6.2 SURRENDER OF STOCK. To the extent the Stock Option Agreement so provides, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for the time period specified by the Committee and surrendered to the Company in good form for transfer. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

    6.3 EXERCISE/SALE. To the extent the Stock Option Agreement so provides, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.4 EXERCISE/PLEDGE. To the extent the Stock Option Agreement so provides, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.5 PROMISSORY NOTE. To the extent the Stock Option Agreement so provides, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash or a cash equivalent acceptable to the Company.

    6.6 OTHER FORMS OF PAYMENT. To the extent the Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. PROTECTION AGAINST DILUTION.

    7.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (a) the number of Options available for future Options under Article 3; (b) the number of Common Shares covered by each outstanding Option; or (c) the Exercise Price under each outstanding Option. Except as provided in this Article 7, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    7.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the

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surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

ARTICLE 8. LIMITATION ON RIGHTS.

    8.1 RETENTION RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company, a Parent, a Subsidiary or an Affiliate or to be retained in any other capacity by the Company, a Parent, a Subsidiary or an Affiliate.

    8.2 STOCKHOLDERS' RIGHTS. An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

    8.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

    8.4 MARKET STAND-OFF. The Company may establish one or more periods of 90-180 days during which Options and shares acquired pursuant to an Option may not be sold, and neither may the holder of such Company securities contract to sell or otherwise dispose of such securities, if the Board determines in its sole discretion that such a market stand-off is reasonably necessary to effectuate a business transaction or a registration of Company securities.

ARTICLE 9. LIMITATION ON PAYMENTS.

    9.1 GENERAL RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of an Optionee (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of granting an Option under this Plan or at any time thereafter, may specify in writing that such Option shall not be so reduced and shall not be subject to this Article 9. For purposes of this Article 9, the "Reduced Amount" (as defined below) shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

    9.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Optionee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Optionee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Optionee within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Optionee promptly of such election. For purposes of this Article 9, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 9 shall be binding upon the Company and

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the Optionee and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Optionee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Optionee in the future such amounts as become due to him or her under the Plan.

    9.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Optionee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Optionee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Optionee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Optionee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

    9.4 RELATED CORPORATIONS. For purposes of this Article 9, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 10. WITHHOLDING TAXES.

    10.1 GENERAL RULE. To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied.

    10.2 SHARE WITHHOLDING. Subject to such rules and limitations as imposed by the Committee, and to the extent provided in the Stock Option Agreement, an Optionee may satisfy all or part of his or her withholding or income tax obligations by having the Company withhold Common Shares that otherwise would be issued to him or her upon exercise of the Option or by surrendering all or a portion of any Common Shares that he or she previously acquired and held for the time period specified by the Committee. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 11. ASSIGNMENT OR TRANSFER OF OPTIONS.

    Except as provided in the Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. This Article 11 shall not preclude an Optionee from designating a beneficiary who will receive any outstanding Options in the event of the Optionee's death, nor shall it preclude a transfer of Options by will or by the laws of descent and distribution.

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ARTICLE 12. FUTURE OF THE PLAN.

    12.1 TERM OF THE PLAN. The Plan shall remain in effect until it is terminated under Section 12.2, except that no Options shall be granted after the tenth anniversary of the earlier to occur of (i) adoption of the Plan by the Board or (ii) the date the Plan is approved by the stockholders.

    12.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 13. DEFINITIONS.

    13.1 "AFFILIATE" means any entity, other than a Subsidiary, if the Company and/or one or more Subsidiary owns, directly or indirectly, not less than 50% of such entity.

    13.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    13.3 "CAUSE" (a) for those Optionees that have entered into an employment agreement with the Company and "cause" is defined in such agreement, then "cause" shall have the meaning set forth in such employment agreement and
(b) for all other Optionees, "cause" means the Optionee's (i) material violation of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate; (ii) conviction for, or guilty plea to, a felony, a crime involving moral turpitude or the perpetration of a common law fraud;
(iii) commission of an act of personal dishonesty which involves personal profit in connection with the Company or a Parent, Subsidiary or Affiliate;
(iv) material breach of any provision of any agreement or understanding with the Company or a Parent, Subsidiary or Affiliate regarding the performance of service therewith, including without limitation, a willful and continued failure or refusal to perform material required duties, other than as a result of having a Disability, or material breach of any applicable invention assignment or confidentiality agreement or similar agreement with the Company or a Parent, Subsidiary or Affiliate; (v) disregard of the policies of the Company or a Parent, Subsidiary or Affiliate so as to cause material loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate; or (vi) other misconduct, of any sort, which is materially injurious to the Company, or a Parent, Subsidiary or Affiliate.

    13.4 "CHANGE IN CONTROL" means the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless following such Business Combination (a) the "beneficial owners" of Common Shares and shares representing the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Shares") immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding common shares and the combined voting power of the then outstanding voting securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more intermediary entities) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Common Shares and Voting Shares, as the case may be; (b) no "person" (excluding any entity resulting from such Business Combination or any employee benefit plan or trust maintained by the Company, its Parent or Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of either the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (c) at least 50% of the members of the board of directors of the corporation

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resulting from such Business Combination are "Incumbent Directors". For this purpose, a director is an "Incumbent Director" if such director is a member of the Board on the earlier of the date of execution and delivery of the definitive agreement with respect to the Business Combination or the action of the Board approving such Business Combination (hereafter, the "determination date"); provided, however, that any individual becoming a director of the Board after the determination date and prior to the date of consummation of the Business Combination, and whose election, or nomination for election, was approved by a vote of at least 50% of the directors then comprising Incumbent Directors shall be considered an Incumbent Director.

    For purposes of this definition, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act. In addition, for purposes of this definition, "beneficial owner" shall have the same meaning as set forth under Rule 13d-3 of the Exchange Act.

    13.5 "CODE" means the Internal Revenue Code of 1986, as amended.

    13.6 "COMMITTEE" means a committee of the Board, as described in Article 2.

    13.7 "COMMON SHARE" means one share of the common stock of the Company.

    13.8 "COMPANY" means GHS, Inc., a Delaware corporation, or its successor.

    13.9 "DISABILITY" means the Optionee is unable to perform each of the essential duties of such Optionee's occupation by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an ISO following termination of the Optionee's Service, Disability shall mean the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

    13.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    13.11 "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

    13.12 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee as follows:

        (a) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, and are regularly traded in this manner, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

        (b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, and are regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date;

        (c) If the Common Shares were traded on a stock exchange on the date in question, and are regularly traded in this manner, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

        (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee under paragraphs a), (b) or (c) shall be based on the prices reported in the The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

                                       7
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    13.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

    13.14 "KEY EMPLOYEE" means a common-law employee of the Company, a Parent or a Subsidiary.

    13.15 "NSO" means a stock option not described in sections 422 or 423 of the Code.

    13.16 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

    13.17 "OPTIONEE" means an individual or estate who holds an Option.

    13.18 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    13.19 "PLAN" means the GHS, Inc. 1999 Employee Stock Option Plan, as amended from time to time.

    13.20 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

    13.21 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

    13.22 "TEN PERCENT STOCKHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

ARTICLE 14. EXECUTION.

    To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute the same.

                                          GHS, INC.
                                     By ________________________________________
                                    Its ________________________________________

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